EXHIBIT 31.1
CERTIFICATION UNDER SECTION 302
I, Timothy P. Walbert, certify that:
1. I have reviewed this annual report on Form 10-K/A of IDM Pharma, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Dated: April 30, 2009

/s/ Timothy P. Walbert Timothy P. Walbert
President and Chief Executive Officer